CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 27, 2023 relating to the financial statements of Air T, Inc. appearing in the Annual Report on Form 10-K/A of Air T, Inc. for the year ended March 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement. /s/ Deloitte & Touche LLP Minneapolis, Minnesota August 23, 2023